EXHIBIT 99.1
PubMatic Announces First Quarter 2025 Financial Results; Board of Directors Authorizes $100M Expansion of Share Repurchase Program
Delivered revenue and adjusted EBITDA ahead of guidance;

Revenue from omnichannel video, including CTV, grew 20% and was 40% of total revenue;

CTV revenue grew over 50% year-over-year; and

Supply Path Optimization represented a record 55%+ of total activity

NO-HEADQUARTERS/REDWOOD CITY, Calif., May 8, 2025 (GLOBE NEWSWIRE) -- PubMatic, Inc. (Nasdaq: PUBM), an independent technology company delivering digital advertising’s supply chain of the future, today reported financial results for the first quarter ending March 31, 2025.

“We are pleased with our Q1 performance, exceeding guidance on both the top and bottom line driven by the secular growth areas in our business. Ongoing investments in product innovation and go to market teams drove 21% year over year growth in our underlying business, with momentum carrying into April,” said Rajeev Goel, co-founder and CEO at PubMatic. “We firmly believe the current environment serves as a catalyst to accelerate the shift to programmatic and AI-driven solutions. Sell-side activation is emerging as the preferred model across the open internet as advertiser demand for more transparent, performant paths to inventory and data continues to increase. PubMatic sits at the forefront of this transformation while creating value for the entire supply chain.”

First Quarter 2025 Financial Highlights
•Revenue in the first quarter of 2025 was $63.8 million, compared to $66.7 million in the same period of 2024;
•Net dollar-based retention1 was 102% for the trailing twelve-months ended March 31, 2025, compared to 106% in the comparable trailing twelve-month period a year ago;
•GAAP net loss was $(9.5) million with a margin of (15)%, or $(0.20) per diluted share in the first quarter, compared to GAAP net loss of $(2.5) million with a margin of (4)%, or $(0.05) per diluted share in the same period of 2024;
•Adjusted EBITDA was $8.5 million, or 13% margin, compared to $15.1 million, or a 23% margin, in the same period of 2024;
•Non-GAAP net loss was $(1.8) million, or $(0.04) per diluted share in the first quarter, compared to Non-GAAP net income of $4.8 million, or $0.09 per diluted share in the same period of 2024;
•Net cash provided by operating activities was $15.6 million, compared to $24.3 million in the same period of 2024;
1 Net dollar-based retention is calculated by starting with the revenue from publishers in the trailing twelve months ended March 31, 2024 (Prior Period Revenue). We then calculate the revenue from these same publishers in the trailing twelve months ended March 31, 2025 (Current Period Revenue). Current Period Revenue includes any upsells and is net of contraction or attrition, but excludes revenue from new publishers. Our net dollar-based retention rate equals the Current Period Revenue divided by Prior Period Revenue. Net dollar-based retention rate is an important indicator of publisher satisfaction and usage of our platform, as well as potential revenue for future periods

•Total cash, cash equivalents, and marketable securities of $144.1 million as of March 31, 2025 with no debt;
•Through March 31, 2025, used $138.2 million to repurchase 8.7 million shares of Class A common stock, representing 17% of fully diluted shares as of the program’s inception. PubMatic’s Board of Directors has authorized a $100.0 million expansion of the share repurchase program through 2026.
The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Business Highlights
Omnichannel platform drives revenue in key secular growth areas
•Revenue from CTV grew over 50% year-over-year. PubMatic partners with 80% of the top 30 streaming publishers.
•Revenue from omnichannel video, which includes CTV, grew 20% year-over-year and represented 40% of total revenue.
PubMatic’s Sell-Side Platform continues to scale; deliver performance
•Premium CTV inventory continues to scale, with new and expanded partnerships across the globe including Spectrum Reach, the advertising division of Charter Communications, TCL for live sports streaming content and the BBC’s free ad supported streaming channels.
•Supply Path Optimization represented a record 55%+ of total activity on our platform in Q1 2025, up from 50% a year ago, driven by Activate, CTV Marketplace, and robust sell-side targeting capabilities. PubMatic received the The Supply Path Optimization (SPO) Award as part of AdExchanger’s 2025 Programmatic Impact Awards, highlighting the performance impact of Activate.
•Activity from mid-market DSPs that specialize in performance marketing almost tripled on a year-over-year basis. These buyers are rapidly scaling ad spend on PubMatic as they prioritize access to premium supply, addressable audiences, and full-funnel sell-side solutions.
•Kroger Precision Marketing (KPM) consolidated activity on PubMatic as part of their effort to improve media performance by reducing the number of supply partners by 70%. As a result of the partnership, KPM saw a 20% increase in click through rates in campaigns transacted via PubMatic.
•Publishers using PubMatic’s audience curation tools see up to a 10% increase in advertising revenue, due to an increased diversity of ad buyers and higher CPMs.
Launched upgraded Gen AI buyer platform
•This end-to-end platform combines proprietary supply-side intelligence with AI-powered buying tools. It delivers efficiency gains and superior outcomes for advertisers, agencies and curators, while streamlining every stage of the media buying process—from audience and inventory discovery and forecasting to curation, activation, and performance optimization.
•Offers ad buyers direct access to nearly the entire open internet - approximately 1,950 premium publishers, privacy-safe audience data from 190 data partners, and over 829 billion daily ad impressions.
Owned and operated infrastructure drives operational efficiencies
•Infrastructure optimization initiatives combined with limited capex drove nearly 75 trillion impressions processed in Q1 2025, an increase of 29% over Q1 2024.
•Cost of revenue per million impressions processed decreased 20% on a trailing twelve month period, as compared to the prior period.

“We delivered a strong first quarter and our 36th consecutive quarter of adjusted EBITDA profitability. Looking to the second half of the year, based on the strong momentum we are seeing in our underlying business, combined with our go-to-market and innovation investments, we expect our underlying revenues to continue growing 15%+,” said Steve Pantelick, CFO at PubMatic. “Additionally, we have implemented a prudent operational plan that will allow us to continue investing behind the fastest growing programmatic opportunities, while also protecting our profitability and balance sheet. This, coupled with our durable business model, gives us confidence that we can successfully navigate the current environment and be well positioned for future market share gains.”

Financial Outlook
Our outlook assumes that general market conditions do not significantly deteriorate as it relates to current macroeconomic and geopolitical conditions.

Accordingly, we estimate the following for the second quarter of 2025:
•Revenue to be between $66 million to $70 million, inclusive of the impact from one of our top DSP buyers that revised its auction approach in mid 2024.
•Adjusted EBITDA to be in the range of $9 million to $12 million, representing approximately a 17% margin at the midpoint. Adjusted EBITDA expectation assumes a negative foreign currency exchange impact predominantly from Euro and Pound Sterling expenses.

Although we provide guidance for adjusted EBITDA, we are not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of GAAP net income, including stock-based compensation expenses, are not predictable, making it impractical for us to provide guidance on net income or to reconcile our adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, we are unable to address the probable significance of the unavailable information.
Conference Call and Webcast details
PubMatic will host a conference call to discuss its financial results on Tuesday, May 8, 2025 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from PubMatic’s Investor Relations website at https://investors.pubmatic.com. An archived version of the webcast will be available from the same website after the call.
Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), including, in particular operating income (loss), net cash provided by operating activities, and net income (loss), we believe that adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and free cash flow, each a non-GAAP measure, are useful in evaluating our operating performance. We define adjusted EBITDA as net income (loss) adjusted for stock-based compensation expense, depreciation and amortization, interest income, and benefit from income taxes. Adjusted EBITDA margin represents adjusted EBITDA calculated as a percentage of revenue. We define non-GAAP net income (loss) as net income (loss) adjusted for stock-based compensation expense and adjustments for income taxes. We define non-GAAP free cash flow as net cash provided by operating activities reduced by purchases of property and equipment and capitalized software development costs.
In addition to operating income (loss) and net income (loss), we use adjusted EBITDA, non-GAAP net income (loss), and free cash flow as measures of operational efficiency. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our business and in understanding and evaluating our operating results for the following reasons:
•Adjusted EBITDA and non-GAAP net income (loss) are widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as stock-based compensation expense, depreciation and amortization, interest expense, and benefit from income taxes that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired; and,

•Our management uses adjusted EBITDA, non-GAAP net income (loss), and free cash flow in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance or, in the case of free cash flow, as a measure of liquidity, and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.
Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:
•Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; (b) the potentially dilutive impact of stock-based compensation; or (c) tax payments that may represent a reduction in cash available to us;
•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•Non-GAAP net income (loss) does not include: (a) the potentially dilutive impact of stock-based compensation; and (b) income tax effects for stock-based compensation
Because of these and other limitations, you should consider adjusted EBITDA, non-GAAP net income, and free cash flow along with other GAAP-based financial measures, including net income (loss) and cash flow from operating activities, and our GAAP financial results.

Forward Looking Statements
This press release contains “forward-looking statements” regarding our future business expectations, including our guidance relating to our revenue and adjusted EBITDA for the second quarter of 2025 and capex for the full year 2025, our expectations regarding our total addressable market, future market growth, and our ability to gain market share. These forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions and may differ materially from actual results due to a variety of factors including: our dependency on the overall demand for advertising and the channels we rely on; our existing customers not expanding their usage of our platform, or our failure to attract new publishers and buyers; our ability to maintain and expand access to spend from buyers and valuable ad impressions from publishers; the rejection of the use of digital advertising by consumers through opt-in, opt-out or ad-blocking technologies or other means; our failure to innovate and develop new solutions that are adopted by publishers; the war between Ukraine and Russia and the ongoing conflict between Israel and Palestine, and the related measures taken in response by the global community; the impacts of inflation, tariffs and recessionary fears as well as fiscal tightening, changes in the interest rate environment and continuing volatility in global capital markets; global macroeconomic uncertainty; limitations imposed on our collection, use or disclosure of data about advertisements; the lack of similar or better alternatives to the use of third-party cookies, mobile device IDs or other tracking technologies if such uses are restricted; any failure to scale our platform infrastructure to support anticipated growth and transaction volume; liabilities or fines due to publishers, buyers, and data providers not obtaining consents from consumers for us to process their personal data; any failure to comply with laws and regulations related to data privacy, data protection, information security, and consumer protection; and our ability to manage our growth. Moreover, we operate in a competitive and rapidly changing market, and new risks may emerge from time to time. For more information about risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which are available on our investor relations website at https://investors.pubmatic.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. All information in this press release is as of May 8, 2025. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
About PubMatic
PubMatic is an independent technology company maximizing customer value by delivering digital advertising’s supply chain of the future. PubMatic’s sell-side platform empowers the world’s leading digital content creators across the open internet to control access to their inventory and increase monetization by enabling marketers to drive return on investment and reach addressable audiences across ad formats and devices. Since 2006, PubMatic’s infrastructure-driven approach has allowed for the efficient processing and utilization of data in real time. By delivering scalable and flexible programmatic innovation, PubMatic improves outcomes for its customers while championing a vibrant and transparent digital advertising supply chain.
Investors:
The Blueshirt Group for PubMatic
investors@pubmatic.com
Press Contact:
Broadsheet Communications for PubMatic
pubmaticteam@broadsheetcomms.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$101,811	$100,452
Marketable securities	42,315	40,135
Accounts receivable, net	349,123	424,814
Prepaid expenses and other current assets	12,018	10,145
Total current assets	505,267	575,546
Property, equipment and software, net	54,386	58,522
Operating lease right-of-use assets	42,575	44,402
Acquisition-related intangible assets, net	3,889	4,284
Goodwill	29,577	29,577
Deferred tax assets	29,619	24,864
Other assets, non-current	3,289	2,324
TOTAL ASSETS	$668,602	$739,519
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$323,611	$386,602
Accrued liabilities	20,309	26,365
Operating lease liabilities, current	6,241	5,843
Total current liabilities	350,161	418,810
Operating lease liabilities, non-current	38,649	39,538
Other liabilities, non-current	4,191	3,908
TOTAL LIABILITIES	393,001	462,256
Stockholders' equity
Common stock	6	6
Treasury stock	(150,409)	(146,796)
Additional paid-in capital	286,471	275,304
Accumulated other comprehensive loss	(366)	(636)
Retained earnings	139,899	149,385
TOTAL STOCKHOLDERS’ EQUITY	275,601	277,263
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$668,602	$739,519

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Revenue	$63,825	$66,701
Cost of revenue(1)	25,588	25,424
Gross profit	38,237	41,277
Operating expenses:(1)
Technology and development	8,772	7,960
Sales and marketing	26,799	24,815
General and administrative	14,569	14,027
Total operating expenses	50,140	46,802
Operating loss	(11,903)	(5,525)
Interest income	1,593	2,564
Other income (expense), net	(1,014)	258
Loss before income taxes	(11,324)	(2,703)
Benefit from income taxes	(1,838)	(249)
Net loss	$(9,486)	$(2,454)

Basic and diluted net loss per share of Class A and Class B stock	$(0.20)	$(0.05)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	48,346	50,039
Diluted	48,346	50,039
(1)Stock-based compensation expense includes the following:

STOCK-BASED COMPENSATION EXPENSE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cost of revenue	$474	$437
Technology and development	1,585	1,441
Sales and marketing	3,463	3,238
General and administrative	4,176	3,995
Total stock-based compensation expense	$9,698	$9,111

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(9,486)	$(2,454)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	11,676	11,212
Stock-based compensation	9,698	9,111
Deferred income taxes	(4,754)	(4,667)
Accretion of discount on marketable securities	(454)	(1,234)
Non-cash operating lease expense	1,928	1,690
Other	(223)	(1)
Changes in operating assets and liabilities:
Accounts receivable	75,691	72,184
Prepaid expenses and other assets	5,681	(196)
Accounts payable	(62,578)	(58,444)
Accrued liabilities	(11,287)	(1,784)
Operating lease liabilities	(590)	(1,380)
Other liabilities, non-current	319	257
Net cash provided by operating activities	15,621	24,294
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,441)	(801)
Capitalized software development costs	(6,880)	(7,231)
Purchases of marketable securities	(15,307)	(34,336)
Proceeds from maturities of marketable securities	13,559	38,500
Net cash used in investing activities	(10,069)	(3,868)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of business combination indemnification claims holdback	—	(2,148)
Proceeds from exercise of stock options	563	939
Principal payments on finance lease obligations	(35)	(32)
Payments to acquire treasury stock	(5,000)	(17,500)
Net cash used in financing activities	(4,472)	(18,741)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,080	1,685
Effect of foreign currency on cash	279	—
CASH AND CASH EQUIVALENTS - Beginning of period	100,452	78,509
CASH AND CASH EQUIVALENTS - End of period	$101,811	$80,194

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of net loss:
Net loss	$(9,486)	$(2,454)
Add back (deduct):
Stock-based compensation	9,698	9,111
Depreciation and amortization	11,676	11,212
Interest income	(1,593)	(2,564)
Benefit from income taxes	(1,838)	(249)
Adjusted EBITDA	$8,457	$15,056
Revenue	$63,825	$66,701
Adjusted EBITDA margin	13%	23%

	Three Months Ended March 31,
	2025	2024
Reconciliation of net loss per share:
Net loss	$(9,486)	$(2,454)
Add back (deduct):
Stock-based compensation	9,698	9,111
Adjustment for income taxes	(2,055)	(1,886)
Non-GAAP net income (loss)	$(1,843)	$4,771
GAAP diluted EPS	$(0.20)	$(0.05)
Non-GAAP diluted EPS	$(0.04)	$0.09
GAAP weighted average shares outstanding—diluted	48,346	50,039
Non-GAAP weighted average shares outstanding—diluted	48,346	55,006
Reported GAAP diluted loss and Non-GAAP diluted loss per share for the three months ended March 31, 2025, and reported GAAP diluted loss per share for the three months ended March 31, 2024 were calculated using basic share count. Non-GAAP diluted earnings per share for the three months ended March 31, 2024 was calculated using diluted share count which includes approximately 5 million shares of dilutive securities related to employee stock awards.

SUPPLEMENTAL CASH FLOW INFORMATION
COMPUTATION OF FREE CASH FLOW, A NON-GAAP MEASURE
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Reconciliation of cash provided by operating activities:
Net cash provided by operating activities	$15,621	$24,294
Less: Purchases of property and equipment	(1,441)	(801)
Less: Capitalized software development costs	(6,880)	(7,231)
Free cash flow	$7,300	$16,262